Exhibit 99.1

Joe Fazzino Virtus Investment Partners (860) 263-4725 Scott Sunshine Middleberg Communications (212) 354-6912

Virtus Investment Partners Closes on New Credit Facility

and Retires Previous Debt

Agreement Provides Financing up to $30.0 Million

Hartford, CT, September 3, 2009 – Virtus Investment Partners, Inc. (NASDAQ: VRTS), which operates a multi-manager asset management business with $22.4 billion under management as of June 30, 2009, today announced that it has closed on a new senior secured revolving credit facility for an initial aggregate amount of $30.0 million. The company extinguished its previously outstanding debt of $18.0 million using $15.0 million under the new credit facility and $3.0 million of its cash resources.

The $30.0 million facility, the commitment for which was previously disclosed in Virtus’ second quarter earnings report, has a term of two years, with the amount available reducing to $18.0 million in the second year. The facility will have a variable interest rate benchmarked to standard market indices.

BNY Mellon, as lead arranger and administrative agent, together with PNC Bank, National Association, constitute the lending group.

“With its larger capacity and longer term, this new facility increases our financial flexibility, improves our working capital position and, at current interest rates, provides lower borrowing costs to the company,” said Michael A. Angerthal, executive vice president and chief financial officer.

About Virtus Investment Partners

Virtus Investment Partners (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. The company provides investment management products and services through its affiliated managers and select subadvisers, each with a distinct investment style, autonomous investment process and individual brand. Virtus Investment Partners offers access to a variety of investment styles across multiple disciplines to meet a wide array of investor needs. Additional information can be found at www.virtus.com.

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Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners Closes on New Credit Facility…/2

Forward-Looking Information

This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “plan,” “intend,” “believe,” “anticipate,” “may,” “should,” or similar statements or variations of such terms.

Our forward-looking statements are based on a series of expectations, assumptions and projections about our company, are not guarantees of future results or performance, and involve substantial risks and uncertainty, including assumptions and projections concerning our assets under management, cash inflows and outflows, operating cash flows, expected cost savings, and future credit facilities, for all forward periods. All of our forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.

Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including the following risks and uncertainties: (a) the effects of recent adverse market and economic developments on all aspects of our business; (b) the poor performance of the securities markets; (c) the poor relative investment performance of some of our asset management strategies and the resulting outflows in our assets under management; (d) any lack of availability of additional financing on satisfactory terms or at all; (e) the realization of any benefit as a result of our currently anticipated reduced interest rate expenses in connection with our new senior secured revolving credit facility; (f) any inadequate performance of third-party relationships; (g) the withdrawal of assets from under our management; (h) the impact of our separation from our former parent; (i) our ability to attract and retain key personnel in a competitive environment; (j) the ability of independent trustees of our mutual funds and closed-end funds, intermediary program sponsors, managed account clients and institutional asset management clients to terminate their relationships with us; (k) the possibility that our goodwill or intangible assets could become further impaired, requiring a charge to earnings; (l) the strong competition we face in our business from mutual fund companies, banks and asset management firms, most of which are larger than we are; (m) potential adverse regulatory and legal developments; (n) the difficulty of detecting misconduct by our employees, sub-advisors and distribution partners; (o) changes in accounting standards; (p) the ability to satisfy the financial covenants under our senior secured revolving credit facility or other future credit facilities; and (q) certain other risks and uncertainties described in our 2008 Annual Report on Form 10-K or in any of our filings with the Securities and Exchange Commission (“SEC”).

Certain other factors which may impact our continuing operations, prospects, financial results and liquidity or which may cause actual results to differ from such forward-looking statements are discussed or included in the company’s periodic reports filed with the SEC and are available on the our website at http://www.virtus.com under “Investor Relations”. You are urged to carefully consider all such factors.

The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us which modify or impact any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.

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Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com